UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2011

BERKSHIRE HILLS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-51584	04-3510455
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 North Street, Pittsfield, Massachusetts	01201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (413) 443-5601

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2011, Berkshire Bank (the “Bank”), a wholly- owned subsidiary of Berkshire Hills Bancorp, Inc., entered into a Split Dollar Agreement (“Split Dollar Agreement”) with each of Michael P. Daly, Kevin P. Riley, Michael J. Oleksak, Sean A. Gray, Richard M. Marotta and Linda A. Johnston effective January 19, 2011.  If the covered executive dies while employed by the Bank, his or her beneficiary will receive a payment equal to the face value of the underlying life insurance policies less the cash surrender value of such policies, provided that the payment may not exceed $750,000.  The executive’s beneficiary will not be entitled to any benefit under the Split Dollar Agreement if the covered executive is not employed with the Bank at the time of his or her death.

The foregoing description of the Split Dollar Agreement is qualified in its entirety by reference to the copy of the form of such agreement that is included as Exhibit 10.1 to this Current Report and incorporated by reference into this Item 5.02.

Item 9.01.             Financial Statements and Exhibits

(d)                 Exhibits.

Exhibit No.	Description

10.1	Form of Split Dollar Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.
DATE: January 19, 2010	By:	/s/Kevin P. Riley
Kevin P. Riley
Executive Vice President and Chief Financial Officer